UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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TriPath Imaging, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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This filing relates to a planned business combination between TriPath Imaging, Inc. (TriPath Imaging) and Becton, Dickinson and Company (“BD”) pursuant to the terms of a Merger Agreement among TriPath Imaging, BD and Timpani Acquisition Corp. dated September 8, 2006. The Merger Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Report on Form 8-K filed by TriPath Imaging on September 8, 2006.
The following press release was released by TriPath Imaging on November 8, 2006.

FOR IMMEDIATE RELEASE
Contact
Stephen P. Hall
Chief Financial Officer
336-290-8721
TriPath Imaging Reports Financial Results for Third Quarter of 2006
BURLINGTON, N.C., November 8, 2006 — TriPath Imaging, Inc. (Nasdaq: TPTH) today reported third quarter revenues of nearly $26.0 million, a 21% increase from the third quarter of 2005, gross profit of $17.6 million, a 16% increase from the third quarter of 2005, and net income of $68,000 or $0.00 per diluted share. During the third quarter of 2006, the Company incurred transaction-related expenses of approximately $1.8 million, or approximately $0.05 per diluted share, in connection with the process that culminated in the proposed acquisition of TriPath Imaging by BD (Becton, Dickinson and Company) (NYSE: BDX). In addition, for the three months ended September 30, 2006, the stock-based compensation expense recorded in accordance with SFAS 123(R) totaled $328,000 or approximately $0.01 per diluted share.
On September 8, 2006, the Company signed a definitive merger agreement with BD, pursuant to which BD agreed to acquire the approximately 93.5% of the outstanding shares of TriPath Imaging, Inc. that BD does not currently own. The agreement provides that BD will pay $9.25 in cash for each share of TriPath Imaging common stock, and provides for the cash-out of all existing options and stock appreciation rights based on the same per share consideration. The antitrust waiting period under the Hart-Scott Rodino Act for the proposed acquisition was terminated on October 26, 2006. The closing of the transaction remains subject to customary conditions, including approval of TriPath Imaging’s stockholders. The special meeting of stockholders of TriPath Imaging to consider and vote on the adoption of the merger agreement is scheduled for December 19, 2006.

In the first nine months of 2006, revenues were $74.5 million, a 20% increase from the same period in 2005, gross profit was $50.9 million, a 17% increase from the same period in 2005, and net income was $3.4 million or $0.09 per diluted share. During the first nine months of 2006, the Company incurred transaction-related expenses of approximately $2.2 million, or approximately $0.06 per diluted share, in connection with the process that culminated in the proposed acquisition of TriPath Imaging by BD. In addition, for the nine months ended September 30, 2006, the stock-based compensation expense recorded in accordance with SFAS 123(R) totaled $742,000 or approximately $0.02 per diluted share.
Cash and cash equivalents at March 31, 2006 were $27.5 million. In the third quarter of 2006, the Company generated positive cash flow for the ninth consecutive quarter.
The Company filed its Quarterly Report on Form 10-Q with the Security and Exchange Commission today. In light of the pending transaction with BD, the Company will not be hosting a conference call to review its third quarter results.
Paul R. Sohmer, M.D., Chairman, President and CEO of TriPath Imaging, Inc. commented, “We are very pleased with our performance to date and look forward to bringing our transaction with BD to closure.”
TriPath Imaging, Inc., headquartered in Burlington, North Carolina, develops, manufactures, markets and sells innovative solutions to improve the clinical management of cancer, including detection, diagnosis, staging and treatment. TriPath Oncology, a wholly owned subsidiary of TriPath Imaging, develops molecular diagnostic products for malignant melanoma and cancers of the cervix, breast, ovary and prostate.
IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC
TriPath Imaging filed a Definitive Proxy Statement with the Securities and Exchange Commission (“SEC”) on October 31, 2006 in connection with the proposed merger with BD. The Definitive Proxy Statement was mailed to TriPath Imaging’s stockholders on or about November 1, 2006. The Definitive Proxy Statement contains important information about BD, TriPath Imaging, the transaction and related matters. Investors and security holders are urged to read the Definitive Proxy Statement carefully.
Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC by BD and TriPath Imaging through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Definitive Proxy Statement from TriPath Imaging by contacting TriPath Imaging, Inc., Investor Relations, 780 Plantation Drive, Burlington, NC 27215.
TriPath Imaging and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding TriPath Imaging’s directors and executive officers is contained in the Definitive Proxy Statement filed with the SEC on October 31, 2006. As of October 9, 2006, TriPath Imaging’s directors and executive officers beneficially owned approximately 2,099,959 shares, or 5.4%, of TriPath Imaging’s common stock.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Investors are cautioned that statements in this press release that are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Such forward-looking statements include, without limitation, those related to the anticipated timetable for completing the proposed merger with BD. Important factors that may affect TriPath Imaging’s operating results include, without limitation: the need for TriPath Imaging stockholder approval of the proposed merger with BD; the ability to consummate the transaction; and other risks detailed in TriPath Imaging’s filings with the Securities and Exchange Commission, including those described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent Quarterly Report on Form 10-Q.
—financial tables follow—

TriPath Imaging, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues	$25,998	$21,525	$74,500	$62,105
Cost of revenues	8,417	6,349	23,604	18,642

Gross profit	17,581	15,176	50,896	43,463

Operating expenses:
Research and development	2,995	2,890	9,330	9,253
Regulatory	2,847	834	5,637	2,422
Sales and marketing	6,810	6,457	20,336	17,189
General and administrative	5,116	3,222	12,592	10,638

	17,768	13,403	47,895	39,502

Operating income/(loss)	(187)	1,773	3,001	3,961
Interest income	348	154	847	411
Interest expense	(3)	—	(13)	(5)

Income before income taxes	158	1,927	3,835	4,367
Income taxes	90	148	398	148

Net income	$68	$1,779	$3,437	$4,219

Earnings per common share
Basic	$0.00	$0.05	$0.09	$0.11
Diluted	$0.00	$0.05	$0.09	$0.11

Weighted average shares
Basic	38,596	38,236	38,456	38,184
Diluted	39,469	39,393	39,302	39,321

TriPath Imaging, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)

Assets
Current assets:
Cash and cash equivalents	$27,462	$22,457
Accounts and notes receivable, net	19,952	15,647
Net investment in sales-type leases	1,698	828
Inventory	10,049	12,564
Other current assets	2,146	1,676

Total current assets	61,307	53,172
Customer use assets	9,627	8,044
Property and equipment	5,285	4,556
Net investment in sales-type leases, net of current portion	3,402	1,807
Intangible assets	6,369	7,027
Other assets	1,783	2,362

Total assets	$87,773	$76,968

Liabilities and stockholders’ equity
Current liabilities and deferred revenue	$14,544	$10,911

Long-term liabilities	135	98
Stockholders’ equity:
Common stock and additional paid-in capital	295,257	291,944
Accumulated deficit	(222,478)	(225,915)
Accumulated other comprehensive income	396	11
Treasury stock	(81)	(81)

Total stockholders’ equity	73,094	65,959

Total liabilities and stockholders’ equity	$87,773	$76,968